Exhibit 99.1

CONTACT:	Investor Relations 404-715-2170 Corporate Communications 404-715-2554, media@delta.com

Delta Announces Plan to Return Additional $2.75 Billion to Shareholders Through 2016

Board increases dividend by 50 percent and approves new $2 billion share repurchase authorization

Strong cash generation allows company to drive shareholder value by increasing capital returns to shareholders, further reducing debt and addressing pension obligations

ATLANTA, May 6, 2014 – Delta’s Board of Directors today announced the next phase of the company’s plans to return capital to shareholders, including a 50 percent increase to its dividend and a new share repurchase authorization. The Board has authorized a new $2 billion share repurchase program, to be completed no later than December 31, 2016. In addition, beginning in the September 2014 quarter, the company’s quarterly dividend will increase to $0.09 per share from the current $0.06 per share. Together, these two programs are expected to return an additional $2.75 billion to shareholders through 2016.

“Delta has deployed its strong cash flows to drive value for owners by strengthening its balance sheet through debt and pension reductions while also returning a significant amount of cash back to shareholders,” said Daniel Carp, chairman of Delta’s Board of Directors. “The Board is furthering our long-term commitment to Delta shareholders by substantially increasing our dividend and also providing a flexible vehicle to return additional cash to shareholders through the $2 billion share repurchase program. This next phase of our shareholder return program reflects the Board’s confidence in Delta’s ability to sustain and improve upon its already strong financial performance.”

Balanced Approach to Capital Deployment

In an investor presentation this morning, Delta updated its progress against the balanced capital deployment plan announced by the company in May 2013. With its financial performance and cash flows having exceeded the targets under that plan, Delta announced new plans to further drive shareholder value by accelerating the company’s efforts to reduce debt levels, address its pension obligations, and return cash to shareholders.

•	Debt: Delta ended the March 2014 quarter with $9.1 billion of adjusted net debt, a reduction of $2.6 billion since the end of 2012 and nearly $8 billion since the company began its debt reduction efforts in 2009. The company expects to reach $7 billion of adjusted net debt in 2015, two years ahead of its originally stated goal, and $5 billion of adjusted net debt by the end of 2016.
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•	Pension: For 2013 and 2014, the company contributed nearly $1 billion each year to its defined benefit pension plans, through a combination of $700 million in required minimum funding and $250 million of incremental funding. This pension funding level, combined with higher interest rates and returns on pension assets, helped lower the company’s unfunded pension liability by 25% to just over $10 billion. The company plans to maintain its current $1 billion annual funding level through 2020, with a goal of achieving 80 percent funded status by that date.
•	Cash returns to shareholders: The company is on track to return $700 million to shareholders by early June 2014, through $200 million of dividends and completing its original $500 million share repurchase authorization more than two years ahead of its June 30, 2016 expiration date. The new repurchase authorization and increase to the quarterly dividend approved by Delta’s Board of Directors are expected to return an additional $2.75 billion to shareholders through 2016.

“We are setting a new standard at Delta, building a company that is producing strong improvements to earnings and cash flow, while also investing billions of dollars in our people, fleet and products and strengthening our balance sheet,” said Richard Anderson, Delta’s chief executive officer. “Our strategy is producing the industry’s best employee relations, customer service and financial performance as we strive toward our goal of becoming a consistently high performing S&P 500 company.”

Repurchases under Delta’s program may be made through a variety of methods, which may include open market purchases, privately negotiated transactions, block trades, or accelerated share repurchase transactions in compliance with applicable regulatory guidelines, including Securities and Exchange Commission Rule 10b-18. Purchases will be made subject to market and economic conditions, applicable legal requirements, and other relevant factors. Delta had approximately 853 million shares of common stock outstanding as of March 31, 2014.

Delta Air Lines serves nearly 165 million customers each year. This year, Delta was named the 2014 Airline of the Year by Air Transport World magazine and was named to FORTUNE magazine’s top 50 Most Admired Companies in addition to being named the most admired airline for the third time in four years. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 322 destinations in 59 countries on six continents. Headquartered in Atlanta, Delta employs nearly 80,000 employees worldwide and operates a mainline fleet of more than 700 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia as well as a newly formed joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with hubs in Amsterdam, Atlanta, Cincinnati, Detroit, Minneapolis-St. Paul, New York-JFK, New York-LaGuardia, Paris-Charles de Gaulle, Salt Lake City and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products, services and technology to enhance the customer experience in the air and on the ground. Additional information is available on delta.com, Twitter @Delta, Google.com/+Delta, Facebook.com/delta and Delta’s blog takingoff.delta.com.

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Forward-looking Statements

Statements in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the availability of aircraft fuel; the impact of posting collateral in connection with our fuel hedge contracts; the impact of significant funding obligations with respect to defined benefit pension plans;  the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our dependence on technology in our operations; disruptions or security breaches of our information technology infrastructure; the ability of our credit card processors to take significant holdbacks in certain circumstances; the possible effects of accidents involving our aircraft; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at the Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain management and key employees; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the effects of terrorist attacks; the effects of the rapid spread of contagious illnesses; and the costs associated with war risk insurance.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.  Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of May 6, 2014, and which we have no current intention to update.

Non-GAAP Reconciliations

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. ("GAAP"). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures.

Adjusted Net Debt

Delta uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to present estimated financial obligations. Delta reduces adjusted total debt by cash, cash equivalents, and short-term investments, resulting in adjusted net debt to present the amount of assets needed to satisfy the debt. Management believes this metric is helpful to investors in assessing the company’s overall debt profile.

	Three Months Ended		Twelve Months Ended
(in billions)	March 31, 2014		December 31, 2012		December 31, 2009
Debt and capital lease obligations	$11.0		$12.7		$17.2
Plus: unamortized discount, net from purchase accounting and fresh start reporting	0.4		0.5		1.1
Adjusted debt and capital lease obligations		$11.4		$13.2		$18.3
Plus: 7x last twelve months' aircraft rent		1.4		1.9		3.4
Adjusted total debt		12.8		15.1		21.7
Less: cash, cash equivalents and short-term investments		(3.7)		(3.4)		(4.7)
Adjusted net debt		$9.1		$11.7		$17.0

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